Exhibit 10.4

SPHERE 3D CORP.
2025 PERFORMANCE INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated [DATE] by and between Sphere 3D Corp., a corporation incorporated under the laws of the Province of Ontario (the “Corporation”), and [NAME] (the “Grantee”) evidences the award (the “Award”) granted by the Corporation to the Grantee as to the number of the Corporation’s stock units (“Stock Units”) first set forth below.

Number of Stock Units:[1] Award Date: Vesting Date[1] The Stock Units subject to the Award will vest as follows: [1]
The Award is granted under the Sphere 3D Corp. 2025 Performance Incentive Plan (including the Canadian Residents Addendum thereto, if applicable), as amended from time to time (the “Plan”), and subject to the Terms and Conditions of Restricted Stock Units (the “Terms”) attached to this Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.
As used herein, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Common Share of the Corporation (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if such Stock Units vest pursuant to the terms hereof. The Stock Units shall not be treated as property or as a trust fund of any kind.

“GRANTEE” _____________________________________ Signature: [NAME]	SPHERE 3D CORP. a corporation incorporated under the laws of the Province of Ontario By:__________________________________ [NAME] [TITLE]

Quality Review
Initials _______
1 Subject to adjustment under Section 7.1 of the Plan.
Standard RSU Agreement

SPHERE 3D CORP.
2025 PERFORMANCE INCENTIVE PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
1.Vesting. Subject to Section 6 below, the Award shall vest and become nonforfeitable as set forth on the cover page of this Agreement.
2.Continuance of Employment/Service. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6 below or under the Plan.
Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Grantee’s status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation or benefits. Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Grantee without his or her consent thereto.
3.No Dividend and Voting Rights. The Grantee shall have no rights as a shareholder of the Corporation, no dividend rights and no voting rights, with respect to the Stock Units and any Common Shares underlying or issuable in respect of such Stock Units until such Common Shares are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.
4.Restrictions on Transfer. Except as provided in Section 5.7 of the Plan, neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.
5.Timing and Manner of Payment of Stock Units. Each Stock Unit that becomes vested pursuant to the terms hereof (the date of such vesting, the “Vesting Date” of such Stock Unit) will be paid on or as soon as practicable after the Vesting Date (and in all events within two and one-half months following the Vesting Date). In payment of the Stock Units, the Corporation shall deliver to the Grantee a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion, and such shares to be issued from treasury if and to the extent required by the Canadian Residents Addendum to the Plan) equal to the number of Stock Units subject to this Award that vest on the applicable Vesting Date, unless such Stock Units terminate prior to the given Vesting Date pursuant to Section 6. The Corporation’s obligation to deliver Common Shares or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Grantee shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 6.

Standard RSU Agreement

6.Effect of Termination of Employment or Service.
(a)General. Except as provided in Section 6(b) below, the Grantee’s Stock Units shall terminate to the extent such units have not become vested prior to the Grantee’s Termination Date (as defined below), regardless of the reason for the termination of the Grantee’s employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the Termination Date without payment of any consideration by the Corporation and without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be. For these purposes, “Termination Date” means the Grantee’s last day of actual and active employment or service with the Corporation or any of its Subsidiaries. For greater certainty, no period of notice of termination, if any, or payment in lieu of notice that is given or ought to have been given pursuant to the Grantee’s applicable employment agreement, contract for service or at law that follows or is in respect of a period after the last date of actual and active employment will be considered as extending Grantee’s period of employment or services for purposes of determining the Grantee’s entitlement under the Award.
(b)Notwithstanding the foregoing, the Grantee’s Stock Units are subject to any rights to accelerated vesting the Grantee may have under any employment, severance, retention or similar agreement with the Corporation or any of its Subsidiaries in effect on the Award Date.
7.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.
8.Tax Withholding. The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its Subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting or other event with respect to the Stock Units. If such withholding event occurs in connection with the distribution of Common Shares in respect of the Stock Units and subject to compliance with all applicable laws, the Grantee hereby agrees that the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution at the minimum applicable withholding rates (such number of shares, the “Minimum Withholding Shares”) shall, at the election of the Corporation, automatically be (i) withheld from the shares that otherwise would be issued to Grantee when the units are settled or (ii) sold by or on behalf of the Grantee on the open market and the proceeds of such sale shall be promptly remitted to the Corporation to satisfy such tax withholding obligations. In the event the Grantee has (prior to the applicable Vesting Date) entered into an irrevocable arrangement (on terms reasonably acceptable to the Corporation) with a third-party broker to use the proceeds of a sale of Common Shares on the market to provide for tax withholding in connection with any payment of the Stock Units and has provided the terms of such arrangement to the Corporation (a “Broker Arrangement”), the Grantee and the Corporation agree that, at the time of such payment of the Stock Units, the Corporation will deliver to the Grantee’s designated broker a number of whole Common Shares equal to the Minimum Withholding Shares. If there is no such Broker Arrangement in place on the applicable Vesting Date, such sale of the Minimum Withholding Shares shall be conducted through a broker designated by the Corporation. The Grantee shall execute such documents as may reasonably be requested by the Corporation or the broker, as applicable, in order to implement such transactions and shall otherwise comply with the administrative rules and procedures established by the Corporation with respect to such transactions. If, however, any withholding event occurs with respect to the Stock Units other than in connection with the distribution of shares of Common Stock in respect of the Stock Units, or if the Corporation’s withholding obligations cannot be satisfied by such market sale or such withholding and reacquisition of shares as described above because such a sale, withholding or reacquisition, as the case may be, would cause the Corporation to violate applicable law, the Corporation shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

Standard RSU Agreement

9.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer an employee of or in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
10.Plan. The Award and all rights of the Grantee under this Agreement are subject to the terms and conditions of the provisions of the Plan (including, for greater certainty and to the extent applicable, the Canadian Residents Addendum to the Plan), incorporated herein by this reference. In the event of any conflict between the provisions of the Plan and this Option Agreement, the provisions of the Plan shall control. The Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
11.Entire Agreement; Amendment. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. Notwithstanding the foregoing, the Corporation may, without the consent of the Grantee, amend the tax-withholding procedures set forth in Section 8 above to provide that the Corporation’s tax withholding obligations in connection with a distribution of Common Shares in respect of the Stock Units shall be satisfied by the Corporation reducing the number of Common Shares subject to such distribution by the number of the Minimum Withholding Shares (as opposed to a market sale of such shares); provided, however, that if the Corporation adopts such an amendment of the procedures set forth in Section 8, such procedures shall not be further amended within the one-year period thereafter.
12.Limitation on Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Shares as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.
13.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
14.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
15.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.
16.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Award is intended as a “short-term deferral” under Section 409A of the Code, and this Agreement shall be construed and interpreted consistent with that intent.
17.Language. The parties hereto have agreed that this Agreement and the Plan be drafted in English. Les parties aux présentes ont convenu que le présent document et les règles du régime soient rédigés en anglais.

Standard RSU Agreement

18.No Advice Regarding Grant. The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 8 above, the Grantee is solely responsible for any and all tax and other liability that may arise with respect to the Award or any sale of shares issued or delivered with respect to the Award.
19.Insider Trading Rules. The Grantee hereby acknowledges being subject to all applicable laws, rules and regulations, as well as Corporation policies, regarding insider trading.

Standard RSU Agreement